Exhibit 3.1

RREEF PROPERTY TRUST, INC.

ARTICLES SUPPLEMENTARY

RREEF Property Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Sections 5.2.2 and 5.4 of the charter of the Corporation, as supplemented, amended and restated, and as may be further supplemented, amended and restated from time to time (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) adopted resolutions at a duly noticed and called meeting of the Board of Directors to reclassify and designate 250,000,000 authorized but unissued Class T Common Shares as a new class of “Class T Common Shares” having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as follows and to provide for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 10 of this Article FIRST shall become part of Article V of the Charter, with such changes in enumeration as are necessary to complete such restatement. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Charter.
Class T Common Shares
(1)    Designation and Number. A class of Common Shares is hereby designated as the “Class T Common Shares” (“Class T Common Shares”) and established. The number of authorized Class T Common Shares shall be 250,000,000.
(2)    Rank. Class T Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class I Common Shares, Class D Common Shares, Class N Common Shares and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class T Common Shares.
(3)    Distributions. Distributions shall be made with respect to the Class T Common Shares at the same time as those made with respect to the Class A Common Shares, Class I Common Shares, Class D Common Shares and Class N Common Shares. The per share amount of any Distribution with respect to the Class T Common Shares shall be determined as described in the most recent prospectus, as such may be amended from time to time (the “Class T Prospectus”), relating to an offering and sale of Class T Common Shares registered for sale to the public in accordance with applicable federal and state securities laws (a “Class T Public Offering”), or as described in the most recent private placement memorandum, as such may be amended from time to time (the “Class T Private Placement Memorandum”), relating to an unregistered sale of Class T Common Shares pursuant to an applicable exemption from the registration requirements of the Securities Act and state securities laws (a “Class T Private Placement”).
(4)    Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Distribution of the Assets of the Corporation, the holder of each Class T Common Share shall be entitled to be paid, out of the Assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class T Common Shares, calculated by the Advisor as described in the applicable Class T Prospectus or Class T Private Placement Memorandum, divided by the number of outstanding Class T Common Shares (the “Net Asset Value per Class T Common Share”). If upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available Assets of the Corporation, or proceeds thereof, distributable among the holders of Common Shares shall be insufficient to pay in full liquidation payments equal to (i) the Net Asset Value per Class A Common Share to the holder of each Class A Common Share, (ii) the Net Asset Value per Class I Common Share to the holder of each Class I Common Share, (iii) the Net Asset Value per Class D Common Share to the holder of each Class D Common Share, (iv) the Net Asset Value per Class N Common Share to the holder of each Class N Common Share and (v) the Net Asset Value per Class T Common Share to the holder of each Class T Common Share, then such Assets, or the proceeds thereof, shall be distributed among the holders of the Class A Common Shares, the Class I Common Shares, the Class D Common Shares, the Class N Common Shares and the Class T Common Shares ratably in the same proportion as the respective amounts that would be payable on such Class A Common Shares, Class I Common Shares, Class D Common Shares, Class N Common Shares and Class T Common Shares if all amounts payable thereon were paid in full.
(5)    Voting Rights. Subject to the provisions of Article VI of the Charter and except as may otherwise be specified in the Charter, each Class T Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 of the Charter. Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, each holder of a Class T Common Share shall vote together with the holders of all other Common Shares entitled to vote, and the holders of the Common Shares shall have the exclusive right to vote, on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders. The holders of Class T Common Shares shall have exclusive voting rights on any amendment to the Charter (including the terms of the Class T Common Shares set forth herein) that would alter only the contract rights of the Class T Common Shares and no holders of any other class or series of Shares shall be entitled to vote thereon.
(6)    Selling Commissions. Each Class T Common Share issued in a Class T Public Offering or Class T Private Placement may be subject to an up-front Selling Commission which shall be calculated as a percentage of the purchase price for such Class T Common Share as described in the applicable Class T Prospectus or Class T Private Placement Memorandum.
(7)    Distribution Fees. Each Class T Common Share issued in a Class T Public Offering or Class T Private Placement may be subject to a Distribution Fee which shall be calculated as a percentage of the Net Asset Value per Class T Common Share as described in the applicable Class T Prospectus or Class T Private Placement Memorandum.
(8)     Dealer Manager Fee. Each Class T Common Share issued in a Class T Public Offering or Class T Private Placement may be subject to an up-front Dealer Manager Fee which shall be calculated as a percentage of the purchase price for such Class T Common Share as described in the applicable Class T Prospectus or Class T Private Placement Memorandum.
(9)    Suitability. Until a Listing has occurred, a prospective purchaser of Class T Common Shares in a Class T Public Offering or Class T Private Placement must represent to the Corporation that the applicable suitability standards set forth in the Class T Prospectus or Class T Private Placement Memorandum, as applicable, have been satisfied.
(10)    Conversion of Class T Common Shares. Each Class T Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of Class N Common Shares equal to the product of each Class T Common Share to be converted and a fraction, the numerator of which is the Net Asset Value per Class T Common Share (including any reduction for Distribution Fees as described in the Class T Prospectus or Class T Private Placement Memorandum) and the denominator of which is the Net Asset Value per Class N Common Share (the “Conversion Rate”) (the Net Asset Value of the Class N Common Shares on the date of the first conversion shall be equal to the Net Asset Value of the Class T Common Shares on that same date), on the earlier of (a) a Listing; (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, in each case in a transaction in which holders of the Class T Common Shares receive cash and/or securities that are listed on a national securities exchange; (c) the end of the month in which the Corporation determines that Total Corporation-Level Underwriting Compensation paid in an Offering including the aggregate Distribution Fees paid with respect to all Class T Common Shares sold in such Offering equal ten percent of the Gross Proceeds of the primary portion of such Offering (i.e. excluding the proceeds of the sale of Common Shares of any class in the Reinvestment Plan); and (d) the end of the month in which the Total Account-Level Underwriting Compensation, including the Distribution Fees paid with respect to all Class T Common Shares held in the Stockholder’s account, is equal to (1) the total gross offering price of all the Class T Common Shares purchased over time for such account in the primary portion of an Offering (i.e. excluding the proceeds of the sale of Class T Common Shares in the Reinvestment Plan), times (2) either (x) 8.5% or (y) a lower percentage, provided that, in the case of a lower percentage (i) the agreement between the Dealer Manager and the Participating Broker-Dealer in effect at the time that Class T Common Shares were first issued to such account sets forth the lower percentage and (ii) the Corporation’s transfer agent is advised of the lower percentage in writing by the Dealer Manager. For these purposes (a) the term “Total Corporation-Level Underwriting Compensation” shall mean all underwriting compensation pursuant to FINRA Rule 2310 paid with respect to an Offering from all sources, including without limitation Dealer Manager Fees, Distribution Fees and Selling Commissions and (b) the term “Total Account-Level Underwriting Compensation” shall mean all underwriting compensation pursuant to FINRA Rule 2310, including without limitation Dealer Manager Fees, Selling Commissions and Distribution Fees, paid by the Corporation or on behalf of the Corporation to the Dealer Manager or Participating Broker-Dealers with respect to the Class T Common Shares held in a particular Stockholder’s account.
SECOND:    Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 1,050,000,000, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share, having an aggregate par value of $10,500,000, classified and designated as follows:

Common Stock    1,000,000,000
Class A Common Shares    200,000,000
Class I Common Shares    200,000,000
Class D Common Shares    50,000,000
Class N Common Shares    300,000,000
Old Class T Common Shares    250,000,000

Preferred Stock    50,000,000

THIRD:    As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 1,050,000,000, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share, having an aggregate par value of $10,500,000, classified and designated as follows:

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Common Stock    1,000,000,000
Class A Common Shares    200,000,000
Class I Common Shares    200,000,000
Class D Common Shares    50,000,000
Class N Common Shares    300,000,000
New Class T Common Shares    250,000,000

Preferred Stock    50,000,000

FOURTH: The Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: The undersigned Chief Executive Officer and President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 16th day of February, 2017.

ATTEST:	RREEF PROPERTY TRUST, INC.

By:	/s/ Vikram Mehra	By:	/s/ James N. Carbone	(SEAL)
	Vikram Mehra		James N. Carbone
	Secretary		Chief Executive Officer and President

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